UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 22, 2017

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	000-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fifth Amended and Restated Bylaws

On February 22, 2017, the Board of Directors of World Acceptance Corporation (the “Company”) approved the Fifth Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of that date.

The Amended and Restated Bylaws include an amendment that adds advance notice provisions that require shareholders to give advance notice of any business to be brought at the annual meeting of shareholders and any shareholder nominations for directors to be made at the annual meeting of shareholders. Shareholders submitting proposals or director nominations must deliver notice to the Company no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. The deadlines are subject to adjustment if the meeting is delayed by more than 30 days or advanced by more than 60 days from the prior year, or if no meeting was held the prior year. The advance notice provisions require shareholders to provide specified information regarding the proposing shareholder(s), nominees, and proposals.

In addition, the Amended and Restated Bylaws include amendments that (1) provide that the Board of Directors, rather than a majority of shareholders, have the right to designate the place of a shareholders’ meeting; (2) add procedures by which the Secretary of the Company may call a special meeting at the written request of holders of at least 10% of the voting stock and add requirements for information to be included in a shareholder request for a special meeting; (3) provide that notice of a shareholders’ meeting must be sent not less than 10 days and not more than 60 days before the meeting (previously notice was required to be sent not less than 10 days and not more than 50 days prior to the meeting); (4) remove a reduced quorum requirement at substitute annual meetings such that a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, constitutes a quorum at any meeting of shareholders; (5) remove a provision for shareholder action without a meeting if consents are signed by all persons who would be entitled to vote upon such action at a meeting; (6) clarify that if a director is removed at a shareholders’ meeting and the vacancy is not filled by the shareholders at that meeting, the vacancy can be filled by the directors; (7) provide general authority for the Board of Directors to establish committees of the Board and remove a provision with requirements applicable to the audit committee; (8) provide that the record date for a shareholders’ meeting shall not be more than 70 days or less than 10 days prior to the date on which the action requiring a determination of shareholders is to be taken (previously the record date could not be more than 50 days or less than 10 days prior to the date of action); (9) revise the indemnification provisions to provide for maximum indemnification permitted by South Carolina law and add a provision requiring the Company to advance expenses to persons entitled to indemnification; (10) add a provision that clarifies that the indemnification rights in the Amended and Restated Bylaws are in addition to any other indemnification rights; and (11) add other technical and clarifying amendments.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to a copy of such Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein. In addition, a version of the Amended and Restated Bylaws that has been marked to show the changes from the bylaws of the Company that were previously in effect is included as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Exhibit
3.1	Fifth Amended and Restated Bylaws of World Acceptance Corporation
3.2	Fifth Amended and Restated Bylaws of World Acceptance Corporation (marked to show changes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Senior Vice President and Chief Financial Officer
Date:	February 22, 2017